                                                                     Exhibit 4.5

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                             AMENDED AND RESTATED


                      LIMITED LIABILITY COMPANY AGREEMENT


                                      OF


                        AFFILIATED RESEARCH CENTERS LLC



                            ________________________

                                  Dated as of


                               November 21, 1997

                            ________________________



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

                             AMENDED AND RESTATED


                      LIMITED LIABILITY COMPANY AGREEMENT


                                      OF


                        AFFILIATED RESEARCH CENTERS LLC


          This Amended and Restated Limited Liability Company Agreement (this "Agreement"), dated as of November 21, 1997, by and among Affiliated Research Centers, Inc., a Delaware Corporation ("ARC"), and the individuals or entities that have executed this Agreement on the signature pages hereof.



                                    RECITALS
                                    --------

          1. Affiliated Research Centers LLC (the "Company") was organized and currently exists as a California limited liability company in connection with a merger and recapitalization plan completed in September 1996 by ARC and its stockholders. Under that plan, ARC was reincorporated as a Delaware corporation, and shortly thereafter engaged in a recapitalization. In the recapitalization, shares of Class B common stock of ARC ("Class B Shares") were issued to Research Affiliates that owned shares of Class A common stock of ARC ("Class A Shares") at that time and had entered into Affiliation Agreements with ARC. Such stockholders promptly thereafter contributed their Class B Shares to the Company, by way of capital contribution.

          2. The purpose of the arrangement was to create a mechanism, in the form of an investment partnership, in which the existing Research Affiliates, and Research Affiliates that might later execute Affiliation Agreements with ARC and concurrently acquire Class A Shares, could equitably share in the expected appreciation in value of ARC's stock.

          3. In conformity with Section 704(b) of the Code and the Section 704(b) Regulations, Section 3.02 of the operating agreement of the Company (the "Original Operating Agreement") established capital accounts for those Research Affiliates (the "Capital Members") that contributed Class B Shares to the Company in September 1996, based on the then fair market value of the shares contributed. The Original Operating Agreement also provided for the Capital Members and other Research Affiliates that subsequently became Members of the Company but made no capital contribution to the Company ("Profits Members") to share in the Class A Shares that would be received by the Company in exchange for Class B Shares upon the occurrence of a Triggering Event.

          4. Subsequent to the recapitalization, ARC moved its headquarters from California to the Chicago area, and the previous business nexus of the Company with California no longer exists. In addition, ARC and the Research Affiliates propose to amend the Affiliation Agreements in a number of respects, in order to maintain ARC's status, prior to the occurrence of a Triggering Event, as a private company having a group of shareholders who have an active interest in its business and affairs. Accordingly, the parties believe that it would be desirable to convert the Company from a California limited liability company to a Delaware limited liability company to be governed by the Delaware Limited Liability Company Act.

          5. The parties hereto desire to enter into this Agreement for the purpose of amending and restating the Original Operating Agreement (a) to convert the Company from a limited liability company governed by the Beverly - Killea Limited Liability Company Act of California to a limited liability company governed by the Delaware Limited Liability Company Act, (b) to make the provisions of the Original Operating Agreement conform to Delaware law, (c) to resolve any ambiguities or inconsistencies that may have existed under the Original Operating Agreement, so as to reflect the original expectation and intention of the parties, (d) to make the Original Operating Agreement consistent with the revised Affiliation Agreements, and (e) otherwise to amend, restate and supersede in its entirety the Original Operating Agreement in the manner hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

          As used in this Agreement with initial capital letters, the following defined terms have the meanings set forth below (such meanings to be equally applicable to and to include both the singular and plural forms of the terms defined):

          "Act" means the Delaware Limited Liability Company Act (Del. Code Ann.
           ---
tit. 6, (S)(S) 18-101 et seq.), as amended from time to time.
                      -- ---

          "Adjusted Capital Account" means, with respect to any Member for any
           ------------------------
Quarter, the balance, if any, in such Member's Capital Account as of the end of such Quarter, after increasing such Capital Account by any amounts that such Member is actually or deemed obligated to restore as described in the penultimate sentences of Treasury Regulation (S) 1.704-2(g)(1) and Treasury Regulation (S) 1.704-2(i)(5), and reducing such Capital Account by any amounts described in Treasury Regulation (S)1.704-1(b)(2)(ii)(d)(4), (5) and (6).

          "Adjusted Capital Account Deficit" means, with respect to any Member
           --------------------------------
for any Quarter, the deficit balance, if any, in such Member's Capital Account as of the end of such Quarter, after increasing such Capital Account by any amounts that such Member is actually or deemed obligated to restore as described in the penultimate sentences of Treasury Regulation (S) 1.704-2(g)(1) and Treasury Regulation (S) 1.704-2(i)(5), and reducing such Capital Account by any amounts described in Treasury Regulation (S) 1.704-1(b)(2)(ii)(d)(4), (5) and
(6).

          "Affiliate" means, with respect to any Person, any member of the
           ---------
immediate family of such Person and any other Person who either directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. Control means the power to direct, by ownership of securities or otherwise, the business and affairs of a Person.

          "Affiliation Agreement" means the Clinical Research Services Agreement
           ---------------------
executed by ARC and a Research Affiliate whereby the Research Affiliate becomes a member of one of ARC's clinical research networks.

          "ARC" has the meaning set forth in the first paragraph of this
           ---
Agreement.

          "Book Basis" means, with respect to any asset of the Company, the Tax
           ----------
Basis of such asset; provided, however, (a) if any asset is contributed to the
                     --------  -------
Company, the initial Book Basis of such asset shall equal its gross fair market value on the date of contribution as determined by the Manager; (b) the Book Basis of any asset distributed to a Member shall be its gross fair market value, as determined by the Manager, on the date of the distribution, (c) the Book Basis of the Class B Shares held by Company during any Quarter shall be equal to the Closing Class B Share Value for the immediately preceding quarter, and (d) if the Capital Accounts of the Members are adjusted pursuant to Treasury Regulation (S) 1.704-1(b) to reflect the fair market value of any asset of the Company other than the Class B Shares, the Book Basis of such asset shall be adjusted to equal its fair market value as of the time of such adjustment in accordance with such Treasury Regulation. The Book Basis of all such assets of the Company shall be adjusted thereafter by depreciation, amortization and other cost recovery deductions as provided in Treasury Regulation (S) 1.704-1(b)(2)(iv)(g).

          "Capital Account" means, with respect to any Member, the separate
           ---------------
capital account established and maintained for such Member by the Company pursuant to Section 4.2.

          "Capital Member" means a Member that contributed Class B Shares to the
           --------------
Company in September 1996.

          "Certificate of Formation" means the certificate referred to in
           ------------------------
Section 18-201 of the Act as filed with the Secretary of State of the State of Delaware and attached hereto as Exhibit A, as such certificate may be amended
                                ---------
from time to time.

          "Class A Shares" has the meaning set forth in Recital 1.
           --------------

          "Class A Share Value" means the fair market value of the Class A
           -------------------
Shares received by the Company in exchange for its Class B Shares upon the occurrence of a Triggering Event, which shall be the public offering price in the case of an initial public offering multiplied by the number of Class A Shares held by the Company, and in other circumstances shall be the fair market value, as determined by the Manager in its sole and absolute discretion at the close of any Quarter or part thereof ending after the occurrence of a Triggering Event.

          "Class B Shares" has the meaning set forth in Recital 1.
           --------------

          "Closing Class B Share Value" means initially, with respect to any
           ---------------------------
Quarter, (i) 10% of the price at which the Board of Directors of ARC most recently authorized the sale of Class A Shares prior to the end of such Quarter, multiplied by (ii) the total number of Class B

Shares held by the Company at the end of such Quarter. The Manager may determine to revise the method for valuing the Class B Shares at any time if, in the Manager's reasonable judgment, such modification is appropriate.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time.

          "Company Minimum Gain" means partnership minimum gain determined
           --------------------
pursuant to Treasury Regulation (S) 1.704-2(d).

          "Excess Amount" means, with respect to any Member as of the date of
           -------------
determination, the balance in the Capital Account of such Member on such date in excess of (i) in the case of a Capital Member, such Member's Opening Class B Capital Account Balance, and (ii) in the case of all other Members, zero.

          "Fiscal Year" has the meaning set forth in Section 8.1.
           -----------

          "Indemnitee" has the meaning set forth in Section 6.7(a).
           ----------

          "Liquidating Agent" has the meaning set forth in Section 10.2.1.
           -----------------

          "LLC Interest" means the interest of any Capital Member or Profits
           ------------
Member in the Company.

          "Manager" has the meaning set forth in Section 6.1.
           -------

          "Member Minimum Gain" means "partner nonrecourse debt minimum gain" as
           -------------------
defined in Treasury Regulation (S) 1.704-2(i)(2) and (3).

          "Member Nonrecourse Deductions" means "partner nonrecourse deductions"
           -----------------------------
as defined in Treasury Regulation (S) 1.704-2(i)(1) and (2).

          "Member Percentage" means, as of each date of determination, in the
           -----------------
case of a Member that is a Research Affiliate on such date, the percentage that the Qualifying Research Revenues of that Member represents of the Qualifying Research Revenues of all Members who are Research Affiliates on such date, as computed as of the beginning of such quarter. If a Member is not a Research Affiliate on the date of determination, its Member Percentage for such period shall be zero.

          "Members" means the Capital Members and any other Person who was a
           -------
Profits Member on the date of this Agreement or who thereafter becomes a Member of the Company in accordance with Section 5.2, and shall include, but only to the extent permitted by Section 9.1, any Transferees.

          "Net Cash Flow" means, for any period for which Net Cash Flow is being
           -------------
determined, the excess, if any, of (a) the Operating Revenues of the Company for such period, over (b) the Operating Expenses of the Company for such period. Notwithstanding the foregoing, Net Cash Flow shall not include any Operating Revenues or Operating Expenses of the Company after commencement of or incident to the dissolution and liquidation of the Company.

          "Nonrecourse Deductions" means a nonrecourse deduction within the
           ----------------------
meaning of Treasury Regulation (S) 1.704-2.

          "Opening Class B Capital Account Balance" means, with respect to any
           ---------------------------------------
Capital Member, the opening balance in such Capital Member's Capital Account as of September 30, 1996.

          "Operating Expenses" means, for any period for which such Operating
           ------------------
Expenses are being determined, the sum of the total gross expenditures by the Company for operations during such period, including (a) all cash operating expenses, (b) all debt service payments of the Company, (c) all expenditures by the Company that are treated as capital expenditures (as distinguished from expense deductions) under generally accepted accounting principles, (d) real estate taxes, personal property taxes and sales taxes, (e) any deposits or additions made to the Company's reserve accounts which the Manager reasonably estimates as necessary for anticipated Company needs (taking into account existing and potential liabilities, obligations and other cash requirements of the Company), and (f) other requirements of the Company as reasonably determined by the Manager; provided, however, that Operating Expenses shall not include any
                --------  -------
payments or expenditures to the extent that the sources or funds used for such payment or expenditure are not included in Operating Revenues.

          "Operating Revenues" means, for any period for which such Operating
           ------------------
Revenues are being determined, the sum of the total gross cash revenues of the Company received by the Company during such period from whatever source derived, including (a) capital contributions, (b) funds made available to the extent such funds are withdrawn from the Company's reserve accounts and deposited into the Company's operating account, (c) reimbursements of expenses paid by the Company that are to be borne by others, and (d) other revenues and receipts realized by the Company from operations or investments and customarily included in net cash flow; but shall not include proceeds or funds from the sale, exchange or other disposition of substantially all of the assets of the Company.

          "Person" means an individual, a partnership, a corporation, an
           ------
association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization, or a governmental entity or any department, agency or political subdivision thereof.

          "Portfolio Gain" means (i) as determined for any Quarter ending prior
           --------------
to the occurrence of a Triggering Event, the amount, if any, by which the Closing Class B Share Value for the Quarter exceeds the Closing Class B Share Value for the immediately preceding Quarter, and (ii) as determined for any Quarter or part thereof following the occurrence of a Triggering Event, the amount by which the Class A Share Value exceeds the Closing Class B Share Value for the immediately preceding Quarter.

          "Portfolio Loss" means (i) as determined for any Quarter or part
           --------------
thereof ending prior to the occurrence of a Triggering Event, the amount, if any, by which the Closing Class B Share Value for the immediately preceding Quarter exceeds the Closing Class B Share Value for the Quarter, and (ii) as determined for any Quarter or part thereof following the occurrence of a

Triggering Event, the amount, if any, by which the Closing Class B Share Value for the immediately preceding Quarter exceeds the Class A Share Value.

          "Principal Office" has the meaning set forth in Section 3.1.
           ----------------

          "Profits" and "Losses" means, for each Quarter or other period, an
           -------       ------
amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (including all items of income, gain, loss or deduction that are required to be separately stated under
Section 703(a)(1) of the Code to the Members), with the following adjustments:

          (a) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

          (b) any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation (S) 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition, shall be subtracted from such taxable income or loss;

          (c) gain or loss resulting from any disposition of any asset of the Company with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the adjusted Book Basis of such asset, notwithstanding that the Tax Basis of such asset may differ from its adjusted Book Basis;

          (d) Portfolio Gain or Portfolio Loss shall be taken into account in determining Profits and Losses;

          (e) any increase or decrease to the Capital Accounts of the Members as a result of any adjustment to the Book Basis of any asset of the Company (other than the Class B Shares) pursuant to Treasury Regulation (S) 1.704-1(b)(2)(iv)(e) or (f) shall be an item of Profits or Losses, as appropriate;

          (f) in lieu of the depreciation, amortization, or other cost recovery deductions taken into account in computing taxable income or loss, there shall be taken into account depreciation, amortization or other cost recovery deductions for such Quarter or other period, computed in accordance with Treasury Regulation (S) 1.704-1(b)(2)(iv)(g), if applicable; and

          (g) any items specially allocated pursuant to Sections 7.2 and 7.3(b) shall not be taken into account in determining Profits and Losses.

Profits and Losses shall be determined for each Quarter in accordance with the accounting method followed by the Company for federal income tax purposes, applied in a consistent manner. Profits and Losses shall be further determined and adjusted by the Manager in accordance with the Section 704(b) Regulations.

          "Profits Member" means a Research Affiliate that has executed an
           --------------
Affiliation Agreement with ARC after September 1996, which Research Affiliate or any of its Affiliates, employees or agents have purchased Class A Shares from ARC.

          "Qualifying Research Revenues" with respect to a Research Affiliate
           ----------------------------
means the Research Revenues of that Research Affiliate for the lesser of (i) the 24 month period ending on the last day of the Quarter immediately preceding the date of determination, or (ii) the period commencing on the date on which the Research Affiliate became a Member of the Company and ending on the last day of the Quarter immediately preceding the date of determination.

          "Quarter" means a calendar quarter during the term of this Agreement.
           -------

          "Research Affiliate" means each Person who is a party to an
           ------------------
Affiliation Agreement with ARC during the term of this Agreement.

          "Research Revenues" with respect to a Research Affiliate means the
           -----------------
gross revenues earned by ARC that are attributable to that Research Affiliate and arise out of contracts for the conduct of clinical studies in which ARC is entitled to receive a management fee pursuant to the terms of the Affiliation Agreement between ARC and such Research Affiliate, as reflected in ARC's consolidated financial statements for the applicable period.

          "Secretary of State" means the Secretary of State of the State of
           ------------------
Delaware.

          "Section 704(b) Regulations" means the final Treasury Regulations
           --------------------------
under Section 704(b) of the Code relating to the determination of a Member's distributive share of the Company's income, gain, loss, deduction or credit (or items thereof), and any outstanding temporary or proposed Treasury Regulations under Section 704(b) of the Code.

          "Tax Basis" means, with respect to any asset of the Company, the
           ---------
adjusted basis of such asset for federal income tax purposes as determined in accordance with the Code.

          "Tax Matters Member" has the meaning set forth in Section 8.8.3.
           ------------------

          "Tax Proceedings" has the meaning set forth in Section 8.8.3.
           ---------------

          "Transfer" means, with respect to any LLC Interest, or any beneficial
           --------
or other ownership interest therein, any sale, assignment, transfer, gift, devise, mortgage, pledge, charge, encumbrance or other disposition, in each case whether legally or beneficially, whether voluntary or involuntary, and whether by operation of law or otherwise.

          "Transferee" has the meaning set forth in Section 9.1.
           ----------

          "Transferring Member" has the meaning set forth in Section 9.1.
           -------------------

          "Treasury Regulations" mean the outstanding final, temporary, or
           --------------------
proposed income tax regulations promulgated under the Code from time to time. References in this Agreement to specific sections of the Treasury Regulations shall also refer to the corresponding sections of succeeding Treasury Regulations as they may be amended from time to time.

          "Triggering Event" means (a) the first settlement date for the sale by
           ----------------
ARC of its common equity securities pursuant to an effective registration statement under the securities laws of the United States (other than a registration statement relating to the sale of securities to employees of ARC pursuant to a stock option, stock purchase or similar plan), (b) the dissolution, liquidation or winding up of ARC, (c) the sale or transfer, in one transaction or a series of related transactions, of all or substantially all of the assets of ARC, or the acquisition of ARC by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation), unless ARC's stockholders of
                                              ------
record immediately prior to such acquisition or sale hold (by virtue of securities issued as consideration in connection with such acquisition or sale or otherwise) at least 50% of the voting power of the surviving or acquiring entity.


                                  ARTICLE II

                           FORMATION OF THE COMPANY

      2.1  Conversion and Continuation of Limited Liability Company.  From and
           --------------------------------------------------------
after the date of this Agreement, the Company is hereby converted to a limited liability company to be governed and controlled by the Act, this Agreement, as this Agreement may be amended from time to time, and the Company's Certificate
of Formation attached hereto as Exhibit A.   The Members hereby agree to
                                ---------
continue to associate themselves as members of the Company in accordance with the Act, this Agreement and the Company's Certificate of Formation. The Members acknowledge and agree that the conversion of the Company to a Delaware limited liability company pursuant to this Section 2.1 did not dissolve, and shall not cause a dissolution of, the Company, and the Company shall be deemed to have continued notwithstanding the foregoing and notwithstanding any contrary rights and privileges which may be contained in the Original Operating Agreement, the Beverly - Killea LLC Act, the Act or any other related documents or statutes.

      2.2  Company Filings.  Promptly after the execution and delivery of this
           ---------------
Agreement, the Manager and/or the Members, as appropriate, shall execute, acknowledge and/or swear to, and the Company shall file or record (i) with the proper offices in the State of Delaware a Certificate of Conversion to Limited Liability Company, a Certificate of Formation and such other certificates, documents or instruments as are required or permitted by any applicable statute or laws in effect in the State of Delaware, and (ii) with the proper offices in the State of California a Certificate of Dissolution and a Certificate of Cancellation of Articles of Organization and such other certificates, documents or instruments as are required or permitted by applicable statute or law in effect in the State of California. From time to time, the Manager shall take such action and cause to be filed such other documents and instruments as may be necessary to qualify the Company to carry out its activities in any other State within the United States or to preserve the character of the Company as a limited liability company in any State within the United States.

      2.3  Purpose.  The purpose of the Company shall be (i) to act as an
           -------
investment partnership, within the meaning of Section 731(c) of the Code, holding the Class B Shares prior to the occurrence of a Triggering Event, (ii) to distribute to the Members the Class A Shares received by the Company upon the occurrence of a Triggering Event in accordance with the allocations provided in this Agreement, and (iii) to do all things reasonably incident thereto.

Without the prior approval of the Manager and Members whose Member Percentages at such time represent more than 66-2/3% of the total Member Percentages of all the Members, the Company shall not be authorized to acquire any assets or to engage in any operations or activities other than the holding of the Class B Shares (and the Class A Shares received in exchange therefor upon the occurrence of a Triggering Event) in accordance with the terms of this Agreement.

      2.4  Term of the Company.  The Company's existence shall continue until
           -------------------
December 31, 2016, unless extended by written amendment to this Agreement, or sooner terminated in accordance with the provisions of this Agreement or the Act.

      2.5  Liability to Third Parties.  Except as otherwise provided by the Act,
           --------------------------
the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Manager of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or acting as the Manager of the Company.


                                  ARTICLE III

                                    OFFICES

      3.1  Principal Office.  The principal office of the Company shall be
           ----------------
located at 1325 Tri-State Parkway, Gurnee, Illinois 60631, or at such other location as may be selected and so designated by the Manager from time to time (the "Principal Office"). The Company may have such other offices at such other locations, either within or without the State of Delaware, as the Manager may designate or as the investments and activities of the Company may from time to time require.

      3.2  Registered Agent.  The initial registered agent of the Company is
           ----------------
Corporation Trust Company.

      3.3  Registered Office.  The address of the initial registered office of
           -----------------
the Company is:

               Corporation Trust Company
               1209 Orange Street
               Wilmington, Delaware 19801

      3.4  Change of Registered Agent or Office.  The registered office and the
           ------------------------------------
registered agent may be changed from time to time by action of the Manager, and by the filing of the prescribed form, accompanied by the requisite filing fee, with the Secretary of State in accordance with the Act.

                                   ARTICLE IV

                  CAPITAL CONTRIBUTIONS  AND CAPITAL ACCOUNTS

     4.1  Capital Contributions.
          ---------------------

          4.1.1.  Contributions of Capital Members.  Upon execution of the
                  --------------------------------
     Original Operating Agreement of the Company in September 1996, the Capital Members contributed to the capital of the Company the number of Class B Shares listed opposite their respective names on Exhibit B hereto. The Members hereby acknowledge and agree that the value of the Class B Shares at the time of their contribution by the Capital Members to the capital of the Company was $1.00 per share.

          4.1.2.  Additional Capital Contributions.  No Member shall be
                  --------------------------------
     required to contribute any capital to the Company in addition to the Class B Shares contributed by the Capital Members.

          4.1.3.  Profits Members.  No Profits Member shall be required to make
                  ---------------
     a capital contribution to the Company upon admission as a Member.

     4.2  Capital Accounts.  The Company shall establish and maintain a
          ----------------
separate capital account (each a "Capital Account") for each Member.

          4.2.1.  Maintenance of Capital Accounts.  The Capital Accounts of the
                  -------------------------------
     Members shall in all events be determined and maintained by the Manager throughout the full term of the Company in accordance with the capital accounting rules of Treasury Regulation (S) 1.704-1(b)(2)(iv) (relating to the maintenance of capital accounts). The Capital Account of each Member shall from time to time be increased by:


          (a) the amount of cash contributed or deemed contributed by such Member to the Company and the fair market value of property other than cash contributed by such Member to the Company as determined by the Manager (net of any liabilities secured by such contributed property that the Company is considered to have assumed or taken subject to for purposes of Section 752 of the Code);

          (b) the amount of Profits and items thereof allocated to such Member pursuant to Section 7.1.1;

          (c) the amount of any items of income and gain allocated to such Member pursuant to Section 7.2; and

          (d) any other increases required to be made to the Capital Account of such Member by the Section 704(b) Regulations, to the extent not otherwise provided for herein;

     and shall from time to time be decreased by:

          (e) the amount of Losses and items thereof allocated to such Member pursuant to Section 7.1.2;

          (f) the amount of cash distributed or deemed distributed by the Company to such Member and the fair market value (as determined by the Manager in accordance with Section 4.7) of property other than cash distributed by the Company to such Member (net of any liabilities secured by such distributed property that the Member is considered to have assumed or taken subject to for purposes of Section 752 of the Code);

          (g) the amount of any items of loss, deduction and expense allocated to such Member pursuant to Section 7.2; and

          (h) any other reductions required to be made to the Capital Account of such Member by the Section 704(b) Regulations, to the extent not otherwise provided for herein.

          4.2.2.  Section 704(b) Compliance.  The Manager shall be further
                  -------------------------
     authorized to make such other adjustments to the Capital Accounts of the Members as may be permitted by the Section 704(b) Regulations to the extent that the Manager determines that such adjustments are advisable and in the best interests of the Members and the Company. The provisions of this Agreement relating to the Capital Accounts shall in all events be interpreted in a manner consistent with the Section 704(b) Regulations.

          4.2.3.  Statement of Capital Accounts.  The Members hereby agree that,
                  -----------------------------
     as of the Quarter ended September 30, 1997, the Capital Accounts of the Capital Members and the Profits Members, maintained for purposes of Section 704(b) of the Code, and the Member's Percentages for the Quarter beginning on October 1, 1997, were as set forth on Exhibit B.
                                              ---------

     4.3.  Negative Capital Account; Return of Capital.  A negative or deficit
           -------------------------------------------
balance in any Member's Capital Account shall not be deemed to be an asset of the Company, and no Member with a negative or deficit balance in such Member's Capital Account shall have any obligation to the Company, to any other Member or to any third party or creditor to restore or repay such negative or deficit balance. No Member shall be liable for the return of the capital contributions (or any portion thereof) of any other Member, it being expressly understood that any such return, to the extent permitted by this Agreement, shall be made solely from the assets of the Company. No Member shall be entitled to withdraw any part of such Member's capital contributions or Capital Account, to receive interest on such Member's capital contributions or Capital Account, or to receive any distribution from the Company, except as expressly provided for in this Agreement.

     4.4.  Timing of Adjustments.  Each Member's Capital Account will normally
           ---------------------
be adjusted as of the end of each Quarter and upon the occurrence of a Triggering Event; provided, however, that the Capital Accounts may be adjusted
                  --------  -------
more frequently if circumstances otherwise make it advisable in the judgment of the Manager. All adjustments will be made in accordance with the terms of this Agreement.

     4.5.  Advances.  No Member shall be required to make any loan or advance
           --------
to the Company or to guarantee any loan to the Company made by any third party. Loans or advances by any Member to the Company shall not be considered capital contributions or be reflected in the balance of any Capital Account. The amount of any such advance or loan shall be a debt due from the Company to such Member and, except as otherwise expressly provided in this Agreement or agreed in writing between the Member and the Manager at the time such funds are advanced, shall be repaid as soon as practicable to such Member.

     4.6.  Transfers by Members.  Any Member, including any additional or
           --------------------
substitute Member, who shall acquire or receive any LLC Interest or whose LLC Interest shall be increased by means of a Transfer to it of all or part of the LLC Interest of another Member, shall have a Capital Account that reflects such Transfer.

     4.7.  Accounting for Distributions in Kind.  It is anticipated that the
           ------------------------------------
only in kind distribution made by the Company to the Members will be of Class A Shares following the occurrence of a Triggering Event. The fair market value of such Class A Shares at the time of distribution shall be determined by the Manager in its sole and absolute discretion.

     4.8.  Property Contributed, Revalued or Distributed.  When more than a de
           ---------------------------------------------
minimis amount of property, including cash, is contributed to the Company (including a deemed contribution under Section 708 of the Code) by a new or existing Member or whenever the Company distributes to a Member more than a de minimis amount of Company property or money in exchange for an LLC Interest or whenever Company assets are revalued by the Company in compliance with the
Section 704(b) Regulations, the Manager may in its sole and absolute discretion adjust the Book Basis of all Company assets to equal the respective gross fair market values of the assets on the date of such contribution, revaluation or distribution. In addition, the Book Basis of all Company assets shall be adjusted to equal the respective gross fair market values of such assets on the termination of the Company for federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code. The gross fair market value of an asset for purposes of this Section 4.8 shall be determined by the Manager in its sole and absolute discretion.


                                   ARTICLE V

                                    MEMBERS

     5.1   Participation in Management.  Except as otherwise provided in this
           ---------------------------
Agreement, the Members shall not be entitled to participate in the management of, and shall have no control over, the Company and its investments, operations and affairs, and no Member shall have any authority or right to act for or bind the Company in any matter whatsoever. The power to manage the Company shall be vested exclusively in the Manager. The Members shall have only such powers as are specifically provided herein or as authorized by the Manager.

     5.2   Additional Members.  Each Research Affiliate that executes an
           ------------------
Affiliation Agreement with ARC and purchases Class A Shares, during the period commencing on the date of this Agreement and ending on the date of the occurrence of a Triggering Event, shall be admitted as a Profits Member of the Company; provided, however, that such Person shall have
         --------  -------
executed and delivered to the Manager a counterpart of this Agreement, evidencing such Person's agreement to be bound by and to comply with all of the terms and provisions hereof, as well as such other documents, instruments or undertakings as the Manager may require.

     5.3.   Liability of Members to the Company. A Member shall be liable to the
            -----------------------------------
Company for capital contributions only as and to the extent provided by Section 18-502 of the Act.

     5.4.   Meetings.  The Manager may, or, upon the written request of Members
            --------
whose Member Percentages at such time represent at least 66 2/3% of the total Member Percentages of all the Members, shall, call a meeting of the Members at any time, for any purpose or purposes. Any such request shall be sent to the Manager and shall state the purpose or purposes of the proposed meeting.

     5.5.   Place of Meetings.  The Manager may designate any place, within or
            -----------------
without the United States or the State of Delaware, as the location for any meeting of the Members.

     5.6.   Notice of Meetings.  Written notice of every meeting of the Members
            ------------------
stating the place, date and time of the meeting shall be delivered to each Member not less than ten days nor more than 60 days before the meeting, at the direction of the Manager.

     5.7.   Quorum.  At each meeting of the Members, Members whose Member
            ------
Percentages at such time represent a majority of the total Member Percentages of all the Members, present in person or by proxy, shall constitute a quorum for the transaction of Company business. In the absence of a quorum, any Member present at such meeting in person or by proxy shall have the power to adjourn such meeting until a quorum shall be constituted without further notice.

     5.8.   Manner of Acting. Unless otherwise provided by law or this
            ----------------
Agreement, the affirmative vote of Members whose Member Percentages at such time represent a majority of the total Member Percentages of all the Members present in person or by proxy at a meeting at which a quorum is present shall constitute the act of the Members.

     5.9.   Proxies.  At any meeting of the Members, a Member may vote by proxy
            -------
duly executed in writing by such Member or by such Member's duly authorized representative.

     5.10.  Written Action by Members.  Any action required to, or which may, be
            -------------------------
taken by the Members may be taken without a meeting if a consent thereto in writing, setting forth the action so taken, shall be signed by all the Members entitled to vote with respect to the subject matter thereof.

     5.11.  Telephonic Participation in Meetings. Members may participate in any
            ------------------------------------
meeting through telephonic or similar communications equipment by means of which all persons participating in the meeting can hear one another, and such participation shall constitute presence in person at such meeting.

                                  ARTICLE VI

                           OPERATIONS AND MANAGEMENT

     6.1. Manager.  (a)  The management and control of the Company and its
          -------
investments, operations and affairs, and the power to act for and to bind the Company, shall be vested exclusively in a manager (the "Manager"). The Manager shall be authorized, without the concurrence, agreement or confirmation of the Members, to exercise all such powers of the Company and to do all such lawful acts and things that are not by law, the Company's Certificate of Formation or this Agreement required to be exercised, done or approved by the Members.

     (b)  The Members hereby appoint ARC as the Manager of the Company.

     (c) In the event of a vacancy in the position of Manager, a new Manager shall be elected by the Members acting in accordance with Section 5.9.


     (d) The Members shall not have the right to remove the Manager from office, without its consent.

     6.2  Duties and General Authority.  Except as provided in this Agreement,
          ----------------------------
the Manager shall be responsible for the general overall supervision of the investments, operations and affairs of the Company and shall exercise final authority with respect to the activities and policies of the Company. In addition to any other rights and powers that the Manager may possess under this Agreement or the Act, the Manager shall have all specific rights and powers required for or appropriate to the management of the Company's investments, operations and affairs, which, by way of illustration but not limitation, shall include the following rights and powers:

            (a) To direct, manage and supervise the investments and day-to-day operations and affairs of the Company;

            (b) To negotiate, execute and deliver for and on behalf of the Company contracts with one or more third parties, including any Member or any Affiliate of such Member, in delegation of any of the Manager's day-to-day management and operational duties with respect to the Company;

            (c) To perform or cause to be performed all of the Company's obligations under any agreement to which the Company is a party;

            (d) To pay, from the funds of the Company, the debts and liabilities of the Company as the same shall become due;

            (e) To make all applicable elections, determinations and other decisions under the Code required of the Company, including without limitation, the deductibility of any particular item of expense and the positions to be taken on the Company's tax returns;

            (f) To advise the Members with respect to all matters pertaining to the investments, operations and affairs of the Company, including any investment income and expenses, and the financial position of the Company, and to prepare and submit reports to the Members relating thereto at such times as may be requested by a Member;

             (g) To preside over and record the minutes of all meetings of, and actions taken by, the Members, when present at any such meeting;

             (h)  To admit additional Members in accordance with Section 5.2;
     and

             (i) To perform all duties and take all actions as may be necessary in the ordinary course of managing the investments, operations and affairs of the Company.

     6.3.  Remuneration and Expenses.  The Manager shall not receive any
           -------------------------
compensation from the Company for serving as the Manager. The Manager shall, however, be entitled to be reimbursed for any out-of-pocket expenses properly incurred by the Manager in performing its duties as the Manager of the Company.

     6.4.  Officers and Employees.  The Manager may appoint such other officers,
           ----------------------
employees and agents of the Company, and grant such officers, employees and agents such responsibilities and duties, as it may deem necessary or appropriate to effectuate the provisions of this Agreement and to manage the investments and conduct the day-to-day operations and affairs of the Company.

     6.5.  Reliance upon Books, Reports and Records.  The Manager shall, in the
           ----------------------------------------
performance of its duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by its Members, or by any other person, as to matters the Manager reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

     6.6.  Limitation of Liability.  The Manager, in exercising its powers and
           -----------------------
discharging its duties, shall act honestly and in good faith with a view to the best interests of the Company and shall exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, the Manager shall not be liable for any losses, damages or expenses incurred by the Company as a result of any act or omission of the Manager if (i) the Manager acted in good faith and in a manner the Manager reasonably believed to be in, and not opposed to, the best interests of the Company, and (ii) the conduct of the Manager did not constitute actual fraud, gross negligence or willful misconduct.

     6.7.  Indemnification.  (a)  The Company shall to the fullest extent
           ---------------
permitted by law, indemnify and hold harmless the Manager (and any manager, member, director, officer, employee, stockholder or agent of the Manager)(each, an "Indemnitee") from and against any and all losses, claims, demands, costs, damages, charges, fines, liabilities, amounts paid in settlement or to satisfy a judgment, and expenses of any nature (including reasonable attorneys' fees and disbursements), actually and reasonably incurred by the Indemnitee in respect of any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, to which the Indemnitee was or is a party or otherwise involved or is threatened to be made a party or otherwise involved arising out of, related to or in connection with this Agreement, the Company's investments, operations or affairs or being or having been the Manager of the Company, regardless of whether such Indemnitee continues to serve as the Manager or an officer or in such other capacity at the time any such liability or expense is paid or incurred, if (i) the Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in, and not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, the Indemnitee had no reasonable cause to believe that such conduct was unlawful, and (ii) the Indemnitee's conduct did not constitute fraud, gross negligence or willful misconduct. The indemnification provided by this Section 6.7 shall (x) be in addition to any other rights to which an Indemnitee may be entitled under any agreement, by consent of the Members, or otherwise, (y) continue as to an Indemnitee who has ceased to serve as the Manager, and (z) inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee. Other than as expressly provided for herein, the provisions of this Section 6.7 are for the sole benefit of each Indemnitee and shall not be deemed to create any rights for the benefit of any other Persons. Notwithstanding the foregoing, except as provided in Section 6.7(b) with respect to proceedings to enforce rights to indemnification, the Company shall indemnify such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Members of the Company.

             (b)  Insurance. The Company may maintain insurance, at its expense,
                  ---------
to protect itself, the Manager and/or any officer, employee or agent of the Company against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under applicable law.

             (c)  Indemnification of Agents of the Company.  The Company may, to
                  ----------------------------------------
the extent authorized from time to time by the Manager, grant rights to indemnification to any officer, employee or agent of the Company to the fullest extent of the provisions of this Section 6.7 with respect to the indemnification of the Manager of the Company.


                                  ARTICLE VII

                ALLOCATION OF PROFITS, LOSSES AND DISTRIBUTIONS

     7.1.  Allocation of Profits and Losses.  All Profits and Losses of the
           --------------------------------
Company for each Quarter or part thereof shall be allocated among the Members for purposes of determining the Capital Accounts in accordance with this Section 7.1.

             7.1.1. Profits.  Profits shall be allocated among the Members as
                    -------
     follows:

                     (a) first, to those Members who have negative balances in their Adjusted Capital Accounts, pro rata, in proportion to such
                                              --- ----
             negative balances to the extent thereof;

                     (b) second, to the Capital Members until the positive balance in the Adjusted Capital Account of each Capital Member equals the Opening Class B Capital Account Balance of each Capital Member (and if there is insufficient Profits to make a full allocation under this Section 7.1.1(b), to make the balances in the respective Adjusted Capital Accounts of such Capital Members stand in the same ratio as the Capital Members' respective Opening Class B Capital Account Balances); and

                     (c) thereafter, to the Members in proportion to and in accordance with their respective Member Percentages in the Company.

             7.1.2. Losses. Losses shall be allocated among the Members as
                    ------
      follows:

                     (a)  first, to those Members with Excess Amounts, pro rata,
                                                                       --- ----
             in proportion to such Excess Amounts to the extent thereof;

                     (b) second, to those Capital Members who have positive balances in their Adjusted Capital Accounts (determined after the allocation pursuant to Section 7.1.2(a)), pro rata, in proportion
                                                       --- ----
             to such positive balances, until such positive balances have been reduced to zero; and

                     (c) thereafter, to the Members in proportion to and in accordance with their respective Member Percentages in the Company.

      7.2    Compliance with Section 704(b).  Notwithstanding anything to the
             ------------------------------
contrary contained in Section 7.1, the following special allocations shall, except as otherwise provided, be made in the following order:

             (a)     Minimum Gain Charge-back. Notwithstanding any other
                     ------------------------
      provision of this Article VII, if there is a net decrease in Company Minimum Gain or in any Member Minimum Gain during any Quarter or other period, prior to any other allocation pursuant hereto, each Member shall be specially allocated items of the Company's income and gain for such Quarter (and, if necessary, subsequent Quarters) in an amount and manner required by Treasury Regulation (S)(S) 1.704-2(f) or 1.704-2(i)(4). The items to be so allocated shall be determined in accordance with Treasury Regulation (S) 1.704-2.

             (b)     Qualified Income Offset. Any Member who unexpectedly
                     -----------------------
      receives an adjustment, allocation or distribution described in Treasury Regulation (S) 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which causes or increases a negative balance in its Capital Account shall be allocated items of the Company's income and gain in an amount and manner sufficient to eliminate such increase or negative balance caused thereby, as quickly as possible, to the extent required by such Treasury Regulation.

             (c)     Nonrecourse Deductions. Nonrecourse Deductions for any
                     ----------------------
      Quarter or other period of the Company shall be allocated (as nearly as possible) among the Members pro rata in proportion to their respective
                                  --- ----
      Member Percentages in the Company.

             (d)     Member Nonrecourse Deductions. Any Member Nonrecourse
                     -----------------------------
     Deductions for any Quarter or other period shall be allocated to the Member that made, guaranteed or is otherwise liable with respect to the loan to which such Member Nonrecourse Deductions are attributable in accordance with the principles under Treasury Regulation (S) 1.704-2(i).

            (e)    Deficit Balance Allocation. No allocation of Losses, or items
                   --------------------------
     thereof, shall be made to any Member if, as a result of such allocation, such Member would have an Adjusted Capital Account Deficit. Any such disallowed allocation shall be made to the Members entitled to receive such allocation under the Section 704(b) Regulations in proportion to the respective Member Percentage of each such Member.

            (f)    Amendment of Allocations. The Manager shall be entitled to
                   ------------------------
     make reasonable interpretations of the Section 704(b) Regulations as necessary to effectuate the intent of this Section 7.2 and the purposes of this Agreement. To the extent that the Manager is required to amend any allocation of Profits or Losses of the Company (or any item thereof) to any Member pursuant to Section 7.1 to comply with the requirements of the
     Section 704(b) Regulations, the Manager shall amend such allocation in a manner that will, in the reasonable judgment of the Manager, have the least effect on the amounts to be distributed hereunder. Any special allocations made pursuant to this Section 7.2 shall be taken into account in making allocations of the remaining items of Profits or Losses of the Company for such Quarter, and if, necessary, Profits or Losses of the Company for subsequent Quarters, so that the net amount of Profits and Losses allocated to each Member over time shall, to the extent possible, be equal to the net amount that would have been allocated to each Member pursuant to Section
     7.1 if no special allocations pursuant to this Section 7.2 had been made. The Members recognize that this Section 7.2 may become applicable, and the Members agree that, to the extent this Section 7.2 does apply, the Manager is authorized to review and amend the allocations made pursuant to Section
     7.1 as herein provided.

     7.3. Tax Allocations.  (a)  Except as otherwise provided in subsection
          ---------------
(b), each item of income, gain, loss, deduction and credit of the Company shall be allocated to the Members for federal, state and local income tax purposes as nearly as possible in the same manner as the corresponding allocation of each such item for purposes of determining the Capital Accounts of the Members.

            (b) In the event that the Book Basis of an asset of the Company differs from its Tax Basis, allocations of depreciation, depletion, amortization, gain and loss with respect to such asset will be made for federal income tax purposes in a manner that takes account of the variation between the Tax Basis and the Book Basis of such asset in accordance with Section 704(c)(1)(A) of the Code and Treasury Regulation (S) 1.704-1(b)(4)(i). The Manager may select any reasonable method or methods for making such allocations, including without limitation, any method described in Treasury Regulation (S) 1.704-3(b), (c) or (d).

     7.4. Distributions of Net Cash Flow. Subject to Section 18-607 of the Act,
          ------------------------------
and except as otherwise provided in Section 10.2.3 upon liquidation of the Company, all distributions of Net Cash Flow, if any, shall be made from time to time as the Manager may determine in its sole and absolute discretion, and any such distributions shall be made to the Members in proportion to and in accordance with their respective Adjusted Capital Accounts.

     7.5. Distributions in Kind.  The Company shall not make any in kind
          ---------------------
distribution of the Class B Shares or the Class A Shares received by the Company in exchange therefor except in connection with the dissolution and liquidation of the Company as provided in Section 10.2.3.

     7.6.  Method of Payment.  All distributions to the Members shall be made
           -----------------
directly to each Member at such Member's respective address for notices pursuant to Section 11.4, or to such other address (or, in the case of cash distributions, by wire transfer to an account of such Member with a reputable financial institution) in the United States as such Member may specify to the Manager by written notice.


                                 ARTICLE VIII

                       FISCAL AND ADMINISTRATIVE MATTERS

     8.1.  Fiscal Year.  The fiscal year of the Company for both financial and
           -----------
tax reporting purposes (the "Fiscal Year") shall be the calendar year.

     8.2.  Deposits.  All funds of the Company shall be deposited from time to
           --------
time to the credit of the Company in such banks, trust companies or other depositories as the Manager may select.

     8.3.  Checks, Drafts, Etc.  All checks, drafts or other orders for the
           --------------------
payment of money, and all notes or other evidences of indebtedness, issued in the name of or payable by the Company shall be signed by such individual or individuals as shall be designated by the Manager from time to time by form of bank resolution or otherwise authorized by other action of the Manager.

     8.4.  Contracts.  The Manager may enter into any contract or execute any
           ---------
instrument in the name of, and on behalf of, the Company. In addition, the Manager may authorize any agent of the Company to enter into any contract or execute any instrument in the name of, and on behalf of, the Company, and such authority may be general or confined to specific instances.

     8.5.  Books and Records.  The Company shall maintain or cause to be
           -----------------
maintained accurate and complete (i) minutes and records of the Members and of the Manager, and (ii) books and records of account of the Company, which shall be kept at the Principal Office of the Company or at such other places, within or without the State of Delaware, as the Manager shall from time to time determine.

     8.6.  Right of Inspection.  Any Member of the Company shall have the right
           -------------------
to examine at any reasonable time or times and for any purpose the minutes and records of the Members and of the Manager and the books and records of account of the Company, and to make copies thereof. Such inspection may be made by any agent or duly appointed attorney of the Member making such request.

     8.7.  Financial Statements.  Within 90 days after the end of each Fiscal
           --------------------
Year, or as soon thereafter as is practicable, the Manager shall cause to be prepared and made available to the Members a balance sheet of the Company as of year end, a statement of income of the Company for the year then ended, a statement of changes in financial position of the Company, and a statement of the Members' Capital Accounts, all of which shall be prepared in accordance with the accounting principles consistently employed by the Company, but need not be audited.

     8.8.  Taxation Matters.
           ----------------

             8.8.1.  Characterization. The Members intend that the Company shall
                     ----------------
     be treated as a partnership for federal, state, local and foreign income and franchise tax purposes, and shall take all reasonable action, including the execution of such other documents, as may be reasonably required to have the Company qualify for and obtain treatment as a partnership for any and all such tax purposes.

             8.8.2.  Filings.  The Manager shall arrange for the preparation and
                     -------
     timely filing for each Fiscal Year or other period of all federal, state and local tax or information returns required to be filed by or on behalf of the Company. As soon as practicable after the end of each Fiscal Year and in no event later than April 1st of the immediately following Fiscal Year, the Manager shall cause to be furnished to each Member all information required by such Member for federal and state income tax reporting purposes with respect to the Company, including without limitation a copy of Schedule K-1 to the federal tax return of the Company on Form 1065 (or any similar successor schedule) showing the taxable income and loss of the Company for such Fiscal Year just ended and the allocation thereof to each Member. The Members shall each take reporting positions on their respective federal, state and local income tax returns consistent with the positions determined for the Company.

             8.8.3.  Tax Matters Member. The Manager shall designate a "Tax
                     ------------------
     Matters Member", who may be the Manager, who shall act as the "Tax Matters Partner" within the meaning of Section 6231(a)(7) of the Code, and shall act in any similar capacity under applicable state, local or foreign law (the "Tax Matters Member"). The Tax Matters Member shall be authorized and required to represent the Company (at the Company's expense) together with the Manager in connection with all examinations of the Company's affairs by tax authorities, including administrative and judicial proceedings ("Tax Proceedings").

             8.8.4.  Initial Tax Matters Member. ARC shall be the initial Tax
                     --------------------------
     Matters Member.

             8.8.5.  Cooperation. Each Member agrees to cooperate with the
                     -----------
     Manager and the Tax Matters Member in connection with taxation matters of the Company and to do or refrain from doing any or all things reasonably requested by the Manager and the Tax Matters Member with respect to the conduct of any Tax Proceedings.

             8.8.6.  Authorization. The actions of the Manager and the Tax
                     -------------
     Matters Member shall be deemed to be authorized by the unanimous consent of the Members with respect to the matters set forth in Sections 4.2, 7.3 and
     7.4 and this Section 8.8.

     8.9.  Accountant.  The Manager may, from time to time, retain an outside
           ----------
accountant to prepare all financial statements and all tax returns required to be filed by the Company.

                                  ARTICLE IX

                         TRANSFER OF LLC INTERESTS AND
                            RESIGNATION OF MEMBERS

     9.1.  Assignment and Transfer of LLC Interest.  No Member may Transfer any
           ---------------------------------------
of such Member's LLC Interest to any other Person (a "Transferee") without first having obtained the written consent of the Manager. A purported Transfer made by a Member in violation of this Section 9.1 shall be null and void ab initio,
                                                                    -- ------
and the purported Transferee shall have no rights, powers or privileges hereunder, including without limitation any right to vote or consent with respect to Company matters, to inspect Company records, to maintain derivative proceedings, to maintain any action for accounting or to exercise any other rights of a Member hereunder or under the Act. The admission of a Transferee as a Member may be conditioned upon satisfaction of such terms and compliance with such conditions as the Manager may determine, including without limitation requiring the Transferee to execute such agreements, instruments and other documents as may be necessary or desirable to substitute the Transferee for the Member effecting the Transfer hereunder.

     9.2.  Resignation.  Any Member may resign and withdraw from the Company at
           -----------
any time. Any Member that resigns shall not be entitled to any distribution from the Company with respect to the LLC Interest formerly held by such Member.

     9.3.  Section 754 Election.  In the event of a Transfer by a Member of all
           --------------------
or any of its LLC Interest in the Company, at the written request of the Transferee, the Company shall elect, pursuant to Section 754 of the Code, or the corresponding provision of subsequent law, to adjust the basis of the Company's assets for federal income tax purposes as provided by Sections 734 and 743 of the Code, and, unless the Manager shall otherwise determine, any cost of such election or cost of administering or accounting for such election shall be at the sole cost and expense of the Transferee.

     9.4.  Effect of Bankruptcy of a Member.  Notwithstanding any provision of
           --------------------------------
the Act to the contrary, a Member shall not cease to be a Member solely by reason of (i) the entering of a judgment of bankruptcy or insolvency against such Member; (ii) the making by such Member of an assignment for creditors;
(iii) the filing by such Member of a petition in bankruptcy; (iv) in the case of a Member who is a business entity, the filing or failure to contest a petition for its reorganization, liquidation or dissolution; or (v) the seeking or acquiescence by such Member in the appointment of a trustee, receiver or liquidator of the Member or of all or any substantial part of its properties.


                                   ARTICLE X

                           DISSOLUTION AND WINDING UP

     10.1. Dissolution. The Company shall be dissolved and its affairs wound up
           -----------
upon the first to occur of the following events:

             (a) When the period fixed in the Certificate of Formation for the duration of the Company shall expire;

            (b) By the written consent of the Manager and the Members whose Member Percentages at such time represent three-fourths of the total Member Percentages of all Members;

            (c)     Upon the occurrence of a Triggering Event;

            (d)     At any other time there are less than two Members;

            (e)     the occurrence of December 31, 2016; or

            (f) The entry of a decree of judicial dissolution under Section 18-802 of the Act.

     10.2. Procedures for Winding Up.
           -------------------------

            10.2.1. Liquidation of Assets. In the event of the dissolution of
                    ---------------------
     the Company, the Manager or such other Person as may be designated by the Manager or permitted by the Act to wind up the Company's affairs (the Manager or such other Person being referred to herein as the "Liquidating Agent") shall commence to wind up the affairs of the Company and distribute or liquidate its assets. In connection with any such winding up, a financial statement of the Company as of the date of dissolution shall be prepared and furnished to all the Members by the Liquidating Agent.

            10.2.2. Authority of Liquidating Agent. In connection with the
                    ------------------------------
     winding up and dissolution of the Company, in addition to the rights and powers conferred by the Act, the Liquidating Agent shall have all of the rights and powers with respect to the assets and liabilities of the Company that the Manager would have pursuant to this Agreement or any other applicable law.

            10.2.3. Distribution of Assets.  Upon the winding up of the Company,
                    ----------------------
     following the payment of, or provision for, the distributions required by Sections 18-804(a)(1) and (2) of the Act, and subject to the right of the Liquidating Agent to set up such reserves as may be reasonably necessary pursuant to Section 18-804(b) of the Act, the remaining assets of the Company, including the Class A Shares or the Class B Shares, as the case may be, and any net cash proceeds of the liquidation of the Company shall be distributed to the Members having positive balances in their Capital Accounts (determined after all allocations have been made pursuant to
     Article VII hereof for the Quarter (or part thereof) in which such distribution occurs), pro rata, in proportion to such positive balances.
                           --- ----
     To the extent that such pro rata distribution would result in the distribution of fractional shares, such shares shall be rounded to the nearest whole share, subject to any adjustments necessary or appropriate in the opinion of the Manager in order to ensure that the total number of Class B Shares or Class A Shares, as the case may be, distributed equals a total of 685,324 shares. Such distribution shall be made within the time period specified in Treasury Regulation (S) 1.704-1(b)(2)(ii)(b)(2), and the Liquidating Agent shall use its best efforts to cause such distribution to be made not later than the close of the Quarter in which the event described in Section 10.1 resulting in the dissolution of the

     Company occurs.

     10.3.  Termination of the Company. Upon completion of the winding up of the
            --------------------------
Company and the distribution of all Company assets, the Liquidating Agent shall take or cause to be taken such actions as are necessary or reasonable in order to effectuate the dissolution and termination of the Company, including the filing of a certificate of cancellation with the Secretary of State.


                                  ARTICLE XI

                                 MISCELLANEOUS

     11.1.  Waivers.  The failure at any time of a Member to require performance
            -------
by any other Member of any responsibility or obligation required by this Agreement shall in no way affect a Member's right to require such performance at any time thereafter, nor shall the waiver by a Member of a breach of any provision of this Agreement by any other Member constitute a waiver of any other breach of the same or any other provision nor constitute a waiver of the responsibility or obligation itself.

     11.2.  Amendment. All amendments to this Agreement shall be in writing and
            ---------
signed by Members whose Member Percentages at such time represents at least a majority of the total Member Percentages of all the Members; provided, however,
                                                             --------  -------
that

             (a) no amendment shall become effective without the written consent of all the Members if such amendment would (i) increase or extend the liabilities or obligations of any Member or extend the term of this Agreement; or (ii) amend Section 6.1 or this Section 11.2; and

             (b) without the specific written consent of each member affected thereby, no amendment shall reduce the Capital Account of any Member, any Member's rights to distributions with respect thereto, any Member's rights to withdraw from the Company, or any Member's interest in Profits or Losses of the Company.

             Notwithstanding the forgoing, however, the Manager may amend, by restatement, interlineation, or addenda to this Agreement at any time to reflect the admission or withdrawal of any Member, or the change in any Member's Capital Account, all as contemplated by this Agreement.

     11.3.  Assignability. This Agreement shall be binding upon and inure to the
            -------------
benefit of the successors and assigns of each party hereto. Subject to the terms of this Agreement, neither this Agreement nor any right or obligation hereunder may be assigned or delegated in whole or in part to any other Person.

     11.4.  Lock-Up Agreements.  The distribution of the Class A Shares to a
            ------------------
Member upon the occurrence of a Triggering Event due to a public offering of the common equity securities of ARC shall be conditioned upon the receipt by the Company of an agreement from such Member stating that, for a period of 180 days from the date of the Triggering Event, such Member agrees not to, directly or indirectly, offer, pledge, sell, contract to sell or otherwise transfer or dispose of such Class A Shares without the prior written consent of the Company, except that such Member may, without such consent, offer, sell, contract to sell or otherwise transfer such Class A Shares to a member of such Member's immediate family, provided, however, such transferee agrees to be bound by the terms of such agreement.

     11.5.   Notices.  In any case where any notice or other communication is
             -------
required or permitted to be given hereunder (including without limitation any change in the information set forth in this Section 11.4), such notice or communication shall be in writing and (i) personally delivered, (ii) sent by postage prepaid registered airmail, (iii) transmitted by telecopy, or (iv) sent by established overnight carrier service, to the Company at the Principal Office and to any Member at such address as the Member shall provide to the Manager from time to time and shall be shown on the Company's permanent records of its Members. All such notices or other communications shall be deemed to have been given or received (i) upon receipt if personally delivered, (ii) upon delivery, or upon attempt at delivery if delivery is refused by the addressee, if by postage prepaid registered airmail or overnight carrier service, and (iii) when sent with confirmed answer-back if by telecopy.

     11.6.   Third Party Rights.  Subject to Section 6.7, nothing in this
             ------------------
Agreement, whether express or implied, is intended or shall be construed to confer, directly or indirectly, upon or give to any Person other than the Company, the Members and their Affiliates, any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or other provision contained herein.

     11.7.   Choice of Law.  This Agreement shall be construed and enforced in
             -------------
accordance with and governed by the internal laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

     11.8.   Headings. The headings of the Articles and Sections in this
             --------
Agreement are provided for convenience of reference only and shall not be deemed to constitute a part hereof.

     11.9.   Entire Agreement. This Agreement, together with the Exhibits hereto
             ----------------
and the agreements and instruments expressly provided for herein, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

     11.10.  Severability.  Should any provision of this Agreement be deemed in
             ------------
contradiction with the laws of any jurisdiction in which it is to be performed or unenforceable for any reason, such provision shall be deemed null and void, but this Agreement shall remain in full force in all other respects. Should any provision of this Agreement be or become ineffective because of changes in applicable laws or interpretations thereof, or should this Agreement fail to include a provision that is required as a matter of law, the validity of the other provisions of this Agreement shall not be affected thereby. If such circumstances arise, the parties hereto shall negotiate in good faith appropriate modifications to this Agreement to reflect those changes that are required by law.

     11.11.  Counterparts. This Agreement may be executed in several
             ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.12.  Pronouns and Plurals. All pronouns and variations thereof in this
             --------------------
Agreement shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of any person or persons referred to may require.

     11.13.  Further Assurances. Each Member shall execute such deeds,
             ------------------
assignments, endorsements, evidences of transfer and other instruments and documents and shall give such further assurances as shall be necessary to perform such Member's obligations hereunder. The obligations of the Members set forth in this Section 11.12 shall survive the termination of this Agreement.

     11.14.  Power of Attorney. Each Member hereby appoints the Manager as such
             -----------------
Member's agent and attorney-in-fact to execute such documents and to take such action as may be necessary to comply with the laws of any jurisdiction requiring the filing of copies of this Agreement or certificates with respect hereto or with respect to the use of the Company's name.

             IN WITNESS WHEREOF, the undersigned, being the Manager and all of the Members of the Company, have executed this Agreement as of the date and year first above written.


                              AFFILIATED RESEARCH CENTERS, INC.


                              By:        /s/ Steven M. Rauscher
                                 ----------------------------------------
                                   Its:  Chief Executive Officer
                                       ----------------------------------

                         Capital Members
                         ---------------

                         The Cleveland Clinic Foundation, Dept. of Urology

                         By:   /s/ Rodney A. Appell, M.D.
                            ----------------------------------------
                               Rodney A. Appell, M.D.


                         California Professional Research


                         By:   /s/ Stephen M. Auerbach, M.D.
                            ----------------------------------------
                               Stephen M. Auerbach, M.D.


                         Louisville Urology Associates, PSC

                         By:   /s/ Arnold M. Belker, M.D.
                            ----------------------------------------
                               Arnold M. Belker, M.D.


                         The Urology Clinic, PC

                         By:   /s/ Bruce Blank, M.D.
                            ----------------------------------------
                               Bruce Blank, M.D.


                         Urology Associates, LTD.

                         By:   /s/ C. Gilberto Brito, M.D.
                            ----------------------------------------
                               C. Gilberto Brito, M.D.


                         Midwest Research Specialist

                         By:   /s/ Mitchell L. Wiatrak, M.D.
                            ----------------------------------------
                               Mitchell L. Wiatrak, M.D.


                         Pacific Clinical Research

                         By:   /s/ Stanley Brosman, M.D.
                            ----------------------------------------
                               Stanley Brosman, M.D.

                         Clinical Research of Westchester

                         By:   /s/ John C. Byrne
                            ---------------------------------------
                               John C. Byrne, M.D.


                         Wyoming Research Foundation, Inc.

                         By:   /s/ Stacey J. Childs, M.D.
                            ----------------------------------------
                               Stacy J. Childs, M.D.


                         Network Trials, Inc.

                         By:   /s/ John Tuttle, M.D.
                            ----------------------------------------
                               John Tuttle, M.D.


                         Newton Wellesley Urology

                         By:   /s/ George D. Kornitzer, M.D.
                            ----------------------------------------
                               George D. Kornitzer, M.D.


                         Pan Pacific Urology

                         By:   /s/ Ira Sharlip, M.D.
                            ----------------------------------------
                               Ira Sharlip, M.D.


                         South Orange County Medical Research Center

                         By:   /s/ Jay M. Young, M.D.
                            ----------------------------------------
                               Jay M. Young, M.D.


                         Multimed Research

                         By:   /s/ Jacques G. Susset, M.D.
                            ----------------------------------------
                               Jacques G. Susset, M.D.


                         Mississippi Center of Clinical Research LLC

                         By:   /s/ W. Lamar Weems, M.D.
                            -----------------------------------------
                               W. Lamar Weems, M.D.

                         Western Clinical Research

                         By:   /s/ Norman Zinner, M.D.
                            -----------------------------------------
                               Norman Zinner, M.D.


                         South Florida Medical Research

                         By:   /s/ Marc Gittelman, M.D.
                            ----------------------------------------
                               Marc Gittelman, M.D.


                         Urological Sciences Research Foundation

                         By:   /s/ Leonard S. Marks, M.D.
                            ----------------------------------------
                               Leonard S. Marks, M.D.


                         Advanced Clinical Therapeutics

                         By:   /s/ Donald M. Gleason, M.D.
                            ----------------------------------------
                               Donald M. Gleason, M.D.


                         Medical Affiliated Research Center, Inc.

                         By:   /s/ James G. McMurray, M.D.
                            ----------------------------------------
                               James G. McMurray, M.D.


                         Alabama Research Center LLC

                         By:   /s/ W. Glen Wells, M.D.
                            ----------------------------------------
                               W. Glen Wells, M.D.


                         San Diego Uro-Research

                         By:   /s/ William G. Moseley, M.D.
                            ----------------------------------------
                               William G. Moseley, M.D.



                         Triangle Urology Group

                         By:   /s/ Jeffrey Cohen, M.D.
                            ----------------------------------------
                               Jeffrey Cohen, M.D.

                         The Urology Center, P.C.

                         By:   /s/ H. Jeoffrey Deeths, M.D.
                            ----------------------------------------
                               H. Jeoffrey Deeths, M.D.


                         West Coast Clinical Research

                         By:   /s/ Eugene Dula, M.D.
                            ----------------------------------------
                               Eugene Dula, M.D.


                         Urology Specialists, P.C.

                         By:   /s/ Robert A. Feldman
                            ----------------------------------------
                               Robert A. Feldman, M.D.


                         Mid Atlantic Clinical Research

                         By:   /s/ Mark Immergut, M.D.
                            ----------------------------------------
                               Mark Immergut, M.D.


                         The Urology Center of Florida, Inc.

                         By:   /s/ Ira Klimberg
                            ----------------------------------------
                               Ira Klimberg, M.D.


                         The Center for Urological Treatment and Research

                         By:   /s/ L. Dean Knoll, M.D.
                            ----------------------------------------
                               L. Dean Knoll, M.D.


                         Doctors Werner, Murdock and Francis, P.A.,
                          Urology Associates

                         By:   /s/ Myron Murdock, M.D.
                            ----------------------------------------
                               Myron Murdock, M.D.


                         Genitourinary Surgical Consultants, P.C.

                         By:   /s/ Jeffrey A. Snyder, M.D.
                            ----------------------------------------
                               Jeffrey A. Snyder, M.D.

                         Northeast Indiana Urology

                         By:   /s/ Christopher Steidle, M.D.
                            ----------------------------------------
                               Christopher Steidle, M.D.


                         Urology of Indiana, L.L.C.

                         By:   /s/ Peter Knapp, M.D.
                            ----------------------------------------
                               Peter Knapp, M.D.


                         The Uro Center of New York

                         By:   /s/ Jerry Blaivas, M.D.
                            ----------------------------------------
                               Jerry Blaivas, M.D.


                         Neurological Associates of Tulsa, Inc.

                         By:   /s/ Harvey Blumenthal, M.D.
                            ----------------------------------------
                               Harvey Blumenthal, M.D.


                         AMO Corporation

                         By:   /s/ Richard Ayala, M.D.
                            ----------------------------------------
                               Richard Ayala, M.D.

                         Neurology Clinic of San Antonio

                         By:   /s/ Suzanne K. Gadza, M.D.
                            ----------------------------------------
                               Suzanne K. Gazda, M.D.


                         South Texas Clinical Trials, P.A.

                         By:   /s/ Dennis A. Ruff, M.D.
                            ----------------------------------------
                               Dennis A. Ruff, M.D.


                         Androscoggin Cardiology Associates

                         By:   /s/ Robert Weiss, M.D.
                            ----------------------------------------
                               Robert Weiss, M.D.

            Profits Members
            ---------------

     Joel M. Kaufman, M.D.             UroFitness
     Stuart W. Fox, M.D.               Neuroscience Center of Northern New
                                       Jersey
     Stephen S. Kirzinger, M.D.        Neuroscience Associates, PSC
     Richard Pellegrino, M.D.          Central Arkansas Research
     Richard Smith, M.D                Center For Neurological Study
     Jeanette Wendt, M.D.              Neurological Associates of Tucson
     Robert F. Leroy, M.D.             Neurologic Clinic of Texas, PA
     Thomas Parker, M.D.               Gabriel Clinical Research Corp.
     Fredric K. Cantor, M.D.           Neurological Medicine, PA
     Mahmood Usman, M.D.               The Alzheimer Center of Pittsburgh
     Carmel Armon, M.D.                Loma Linda University Neurology
                                       Associates Medical Group, Inc.
     Thomas Raymond Vidic, M.D.        Elkhart Clinic, LLC
     Gabriel B. Jaffe, M.D.            Doctors Research Associates of Maryland
                                       (DRAM)
     Paul A. Kraus, M.D.               Connecticut Clinical Research Center,
                                       L.L.C. (CCRC)
     Boris Kerzner, M.D.               Health Trends Research, L.L.C.
     Elliot J. Kopp, M.D.              C.A.R.E. Center
     Stephen J. Kraus, M.D.            Georgia Clinical Research Center, Inc.
     Jorge Pino, M.D.                  Diabetes & Endocrinology Associates
     Ramon Ramirez, M.D.               CLIRECO, Inc.
     Eric S. Solomon, M.D.             Riverchase Clinical Research, PC
     Thomas Garland, M.D.              Garland and Associates
     Richard Harris, M.D.              RMD Clinical Research Institute, LLC
     Raye Lynn Bellinger, M.D.         Sacramento Heart & Vascular Medical
                                       Associates
     M. Arthur Charles, M.D.           Diabetes Research Center
     Thomas N. Dewar, M.D.             Gastroenterology Associates of North
                                       Texas, L.L.P.
     Joseph E. Greenen, M.D.           Wisconsin Center for Advanced Research
     John F. Johanson, M.D.            Rockford Gastroenterology Associates,
                                       Ltd.
     Collen M. Schmitt, M.D.           Southeastern Clinical Research
     Jerrold L. Schwartz, M.D.         Northwest Gastroenterologists,
                                       S.C./Gastroenterology of Lake
     Robert Hardi, M.D.                Metropolitan Gastroenterology Group, P.C.
     Steven J. Morris, M.D.            Atlanta Gastroenterology Associates, LLC
     Bergein Frederick Overholt, M.D.  Gastrointestinal Associates
     Saul M. Feldman, M.D.             Gastroenterology Associates of Fairfield
                                       County
     Thomas E. Werth, M.D.             Charlotte Digestive Disease Associates,
                                       P.A.
     Daniel R. Saltzstein, M.D.        Urological San Antonio, PA
     Fen Lei F. Chang, M.D.            Allied Physicians Inc. dba Fort Wayne
                                       Neurological Center
     William R. Harlan, III, M.D.      Asheville Gastroenterology Associates,
                                       P.A./The Endoscopy Center
     Harry L. McDaris, Jr. M.D.        North Alabama Neuroscience Research
                                       Associates
     Ramon R. Melendez, M.D.           CLIRECO, Inc.
     Harin Padma-Nathan, M.D.          The Male Clinic
     Coleman I. Smith, M.D.            Minnesota Clinical Research Center, P.A.
     James Gottesman, M.D.             Seattle Urological Associates
     Paul R. Sieber, M.D.              Urological Associates of Lancaster, Ltd.
     Richard Folan                     Pikes Peak Research
     T. Raymond Foley                  Regional Gastroenterology Association of
                                       Lancaster, Ltd.

     Fred B. Rosenberg, M.D.           Gastroenterology of Lake County
     Lynn Boyer, M.D.                  North Alabama Neuroscience Research
                                       Associates
     Michael F. Kestell, M.D.          Spokane Digestive Disease Center, P.S.
     Stanley B. Goldberg, M.D.         Gastroenterology Associates of the East
                                       Bay Medical Group, Inc.

                                                                       EXHIBIT A
                                                                       ---------

                                    ARC LLC

                           CERTIFICATE OF FORMATION

                                      OF

                        AFFILIATED RESEARCH CENTERS LLC


          The undersigned, an authorized natural person, for the purpose of forming a limited liability company under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

          FIRST:    The name of the limited liability company (hereinafter
          -----
called the "Company") is Affiliated Research Centers LLC.

          SECOND:   The address of the registered office of the Company required
          ------
to be maintained by Section 18-104 of the Delaware Limited Liability Company Act is the address of the registered agent of the Company, and the name and the address of the registered agent of the Company required to be maintained by such
Section 18-104 are Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

          THIRD:    The latest date on which the Company is to dissolve is
          -----
December 31, 2016.

          FOURTH:   The Company has a Manager and the management of the Company
          ------
shall be vested exclusively in such Manager. No member of the Company, by reason of its status as such, shall have any authority or right to act for or bind the Company.

          IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation on this ____ day of November, 1997.

                              AFFILIATED RESEARCH CENTERS, INC.

                              By:___________________________________
                                    Its:

                                                                       EXHIBIT B
                                                                       ---------

                                    ARC LLC

                           CAPITAL ACCOUNT BALANCES
                           ------------------------

                                                                       Member
                                             Capital      Capital    Percentage
                                             Account      Account    for Quarter
                                            Balance on   Balance on   Beginning
                        Number of Class B   September    September    October 1,
Capital Members         Shares Contributed   30, 1996     30, 1997       1997
---------------         ------------------  ---------    ----------  ----------

The Cleveland Clinic
Foundation, Dept. of
Urology

California Professional
Research

Louisville Urology
Associates, PSC

The Urology Clinic,
PC

Urology Associates,
LTD.

Midwest Research
Specialist

Pacific Clinical
Research

Clinical Research of
Westchester

Wyoming Research
Foundation, Inc.

Network Trials, Inc.

Newton Wellesley
Urology

Pan Pacific Urology

South Orange County
Medical Research
Center

Multimed Research

Mississippi Center of
Clinical Research LLC

Western Clinical
Research

South Florida Medical
Research

Urological Sciences
Research Foundation

Advanced Clinical
Therapeutics

Medical Affiliated
Research Center, Inc.

Alabama Research
Center LLC

San Diego Uro-
Research

Triangle Urology
Group

The Urology Center,
P.C.

West Coast Clinical
Research

Urology Specialists,
P.C.

Mid Atlantic Clinical
Research

The Urology Center of
Florida, Inc.

The Center for
Urological Treatment
and Research

Doctors Werner,
Murdoch and Francis,
P.A., Urology
Associates

Genitourinary Surgical
Consultants, P.C.

Northeast Indiana
Urology

Urology of Indiana,
L.L.C.

The Uro Center of
New York

Neurological
Associates of Tucson

Cohan, Cutler, Singer,
M.D., P.A. dba
Neurological
Associates

Neurological
Associates of Tulsa,
Inc.

AMO Corporation

Neurology Clinic of
San Antonio

South Texas Clinical
Trials, P.A.

Androscoggin
Cardiology Associates


Profits Members
---------------

[names of Profits                                              ________
Members as of                                                    100%
September 30, 1997 to
be listed]